Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 033-87034) pertaining to the 401(k) Plan of Gibraltar Steel Corporation and Profit Sharing and Retirement Plan of Gibraltar Strip Steel, Inc.,

(2)	Registration Statement (Form S-8 No. 033-89196) pertaining to the Incentive Stock Option Plan, Non-Qualified Stock Option Plan and the Restricted Stock Plan of Gibraltar Steel Corporation,

(3)	Registration Statement (Form S-8 No. 333-10821) pertaining to the Incentive Stock Option Plan Second Amendment and Restatement and the Non-Qualified Stock Option Plan First Amendment and Restatement of Gibraltar Steel Corporation, and

(4)	Registration Statement (Form S-8 No. 333-56735) pertaining to the Incentive Stock Option Plan Third Amendment and Restatement of Gibraltar Steel Corporation
of our report dated March 10, 2006 except for Note 21, as to which the date is April 20, 2006, with respect to the consolidated financial statements of Gibraltar Industries, Inc., included in its Current Report on Form 8-K expected to be filed on June 8, 2006, with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Buffalo, New York
June 8, 2006